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                      THE SECURITIES EXCHANGE ACT OF 1934

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                            POOL ENERGY SERVICES CO.
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               (Name of Registrant as Specified in Its Charter)

                            POOL ENERGY SERVICES CO.
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                   (Name of Person(s) Filing Proxy Statement)

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


POOL ENERGY LETTERHEAD

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                                                               December 24, 1998


DEAR SHAREHOLDER:


     There is one overriding reason Pool Energy Services has rejected Nabors' takeover proposal and has been urging you to reject Nabors' non-binding proposal that your Company be put up for sale.

     The proposal simply doesn't do justice to your company or its inherent value.

     DON'T LET NABORS BUY YOUR VOTE -- AND YOUR COMPANY -- ON THE CHEAP. IF YOU HAVEN'T ALREADY SIGNED AND RETURNED THE ENCLOSED GOLD PROXY CARD VOTING AGAINST THE NABORS PROPOSAL, PLEASE DO SO NOW.

     In our view, Nabors is attempting to mask its lowball offer with misleading stock price comparisons, hopeful talk of synergies, and the usual cry of management entrenchment. But we believe that it is a mistake -- and harmful to your financial interests -- to sit down and negotiate on the basis of an unsolicited offer that clearly serves the interests of Nabors' shareholders instead of your interests.

     DESPITE THE DIFFICULTIES OUR INDUSTRY IS EXPERIENCING, WE WILL NOT SELL OUR SHAREHOLDERS SHORT. WE RECOMMEND YOU REJECT NABORS' SELF-SERVING TAKEOVER TACTICS. Our recommendation is based upon the following beliefs:

          First, Nabors is trying to take advantage of depressed valuations of oilfield service stocks.

          Our industry is driven by the oil and gas commodity cycle -- one that is at a cyclical low not experienced in over ten years. When we came out of the last of these cycles, we performed well. In fact, our stock increased 460% from the time of the adoption of our strategic plan up until the general collapse of oil prices and oilfield services company stocks in the Fall of 1997.

          Second, Nabors has been critical of Pool's recent stock price performance without acknowledging that its own stock declined 72% during the year-long period immediately preceding its October 9th proposal to buy Pool -- only slightly less than the 83% decline in Pool's stock over the same period.

          Third, Nabors wants to buy low and is asking you to tell your Board to sell low. But who would be on the smarter end of that transaction?

          YOUR BOARD HAS BEEN AND WILL CONTINUE TO BE WILLING TO EVALUATE ANY ALTERNATIVE THAT IT BELIEVES DELIVERS TO POOL'S SHAREHOLDERS SUPERIOR VALUE TO THAT PROVIDED BY POOL'S OWN SUCCESSFUL GROWTH STRATEGIES. NABORS' ACQUISITION PROPOSAL IS CLEARLY NOT SUCH AN ALTERNATIVE.

          KEEP IN MIND THAT NABORS COULD HAVE PUT FORWARD A HIGHER ACQUISITION PROPOSAL IF IT WANTED TO DO ANYTHING OTHER THAN BUY POOL "ON THE CHEAP." In October 1998, for example, shortly after Nabors first made a proposal to our Company, it announced an agreement to buy Bayard Drilling Technologies for a price that, as a multiple of EBITDA*, is about twice the amount Nabors has offered to pay for Pool.

          Fourth, Nabors has consistently stated that, "If Pool can demonstrate additional value...it is prepared to offer a higher price." This strategy is often used by the sponsors of unsolicited acquisition proposals to initiate discussions with a target company for the purpose of acquiring it at a bargain price. Nabors does not need access to any non-public information to find values in excess of what it proposed. It need only examine Pool's published financial statements.

          Finally, Nabors' actions and acquisition proposal are self-serving, opportunistic, and designed to capture for itself the value inherent in Pool, for the sole benefit of Nabors and its shareholders.

     BOTTOM LINE, THE NABORS RESOLUTION IS NOTHING MORE THAN A COERCIVE NEGOTIATING TACTIC. YOUR BOARD DOES NOT BELIEVE IT IS IN YOUR BEST INTEREST TO ENTER INTO NEGOTIATIONS REGARDING A SALE OF THE COMPANY AT A LEVEL IT BELIEVES FAILS TO REFLECT THE COMPANY'S INHERENT VALUE.

     We urge you to vote with your pocketbook -- vote for the creation of meaningful value rather than a fire sale price at a trough in the business cycle. We firmly believe that:

o POOL'S BUSINESS STRATEGY IS A SOUND ONE THAT HAS BEEN WELL EXECUTED, BRINGING STRONG GROWTH AND ENHANCED MARGINS SINCE WE FIRST ADOPTED OUR STRATEGIC PLAN.

o By continuing and accelerating our strategic initiatives, once oil prices recover we can return to the growth rates we experienced prior to when the overall collapse of oil prices triggered the dramatic decline in trading values that has impacted oilfield services company stocks generally.

     We will not be shy about considering other opportunities if we believe they can provide greater value than our own initiatives.

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*    Earnings Before Interest, Income Taxes, Depreciation and Amortization

     WE BELIEVE THAT NABORS' ACQUISITION PROPOSAL SERVES ITS SHAREHOLDERS, NOT POOL'S SHAREHOLDERS. Your Board will not agree to turn its back on you by selling the business for a small fraction of the replacement value of its assets when oilfield services company stocks are at all-time lows. Therefore we urge you to VOTE the enclosed GOLD proxy card if you have not already done so.

     Thank you again for your support.


                                             On Behalf of the Board of Directors

                                             Sincerely,



                                                             /s/J. T. JONGEBLOED
                                                                J. T. JONGEBLOED
                                Chairman, President and Chief Executive Officer

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If you have any  questions  or need  assistance  in voting your GOLD proxy card, please contact:

                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                            New York, New York 10010
             CALL TOLL-FREE (800) 322-2885 OR (212) 929-5500 COLLECT
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